EXHIBIT 10 (c)

AGREEMENT REGARDING USE OF TRADEMARKS

This Agreement is made and entered into between FRISCH’S RESTAURANTS, INC., an Ohio Corporation with a business address of 2800 Gilbert Avenue, Cincinnati, Ohio 45206 (hereinafter “FRISCH’S”), and BIG BOY RESTAURANTS INTERNATIONAL, LLC, a Michigan Limited Liability Company, with a business address of 4199 Marcy, Warren, Michigan 48091-1799 (hereinafter “BIG BOY”) (formerly known as Liggett Restaurant Enterprises LLC (“Liggett” or “LRE”)).

The purpose of this Agreement is to acknowledge and confirm the scope and terms of the Intellectual Property Use and Non-Compete Agreement reached between FRISCH’S and BIG BOY on January 12, 2001 (referred to hereinafter as the “2001 Agreement”), a copy of which is attached hereto as Exhibit A and incorporated herein and made a part hereof for all purposes under this Agreement; to enable the parties to continue operating under their respective rights in and to the BIG BOY trademark within certain defined geographic territories; and to resolve the Concurrent Use Proceedings currently pending in the United States Patent and Trademark Office, before the Trademark Trial and Appeal Board.

BACKGROUND

1.1 FRISCH’S and BIG BOY entered into an Intellectual Property Use and Non-Compete Agreement on January 12, 2001 concerning their respective rights to use and to federally register certain marks, including, in particular, the BIG BOY trademark (the “BIG BOY Trademark”).

1.2 Liggett is the predecessor in interest of BIG BOY. Wherever Liggett appears in the 2001 Agreement, and in this Agreement, “Liggett” shall be understood to refer to BIG BOY.

1.3 Paragraph 1.(a) of Attachment 2 to the 2001 Agreement (entitled “Transfer Agreement”) states:

1.(a) Frisch’s Core Territory. At the Closing, as defined hereafter in Section 5, Liggett shall convey to Frisch’s complete, absolute, perpetual and irrevocable ownership of the Big Boy Rights within Frisch’s Core Territory. Liggett shall retain complete, absolute, perpetual and irrevocable ownership of the Big Boy Rights outside of Frisch’s Core Territory. Liggett’s and Frisch’s respective ownership of the Big Boy Rights will be further perfected by the filing with the U.S. Trademark Office of concurrent registration documents evidencing Frisch’s and Liggett’s ownership of such rights within their respective territories. Liggett will cooperate with Frisch’s in the preparation and filing of all necessary documents. (…)

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1.4 Paragraph 1.(b) of the Transfer Agreement states:

(b) Concurrent Use. Concurrently with the signing of this Agreement, the parties shall sign the Limited Concurrent Use Consent Agreement attached as Exhibit D, which is expected to be used as an exhibit by Frisch’s in its application(s) to be filed in the U.S. Trademark Office to register as a concurrent use registrant of all of the trademarks and service marks contained in or associated with the Big Boy Rights.

1.5 Paragraph 2 of the Transfer Agreement states:

2. Assignment of Rights. At the Closing, LRE shall assign to Frisch’s, all of LRE’s rights and responsibilities as franchisor of the Big Boy Rights within Frisch’s Core Territory (including, but not limited to, LRE’s rights as franchisor in any franchise Agreements where Frisch’s is franchisee), so that Frisch’s shall succeed to LRE’s position as franchisor within Frisch’s Core Territory. Upon the transfer of the ownership of the Big Boy Rights within Frisch’s Core Territory, Frisch’s shall cease to be a franchisee of LRE and Frisch’s use of the Big Boy Rights within Frisch’s Core Territory shall be unrestricted except to the extent otherwise provided in the “Intellectual Property Use and Non-Compete Agreement” of even date between Frisch’s and LRE.

1.6 Paragraph 4 of the 2001 Agreement states:

4. Defense of Big Boy Rights By Liggett. Liggett shall defend any challenges to the validity of the Big Boy Rights within the United States (other than infringement actions) which, if determined adversely, would have a material adverse effect upon the Big Boy Rights within the Frisch’s Core Region, and the operation of Big Boy restaurants in connection therewith within Frisch’s Core Region…

1.7 Neither FRISCH’S nor BIG BOY disputes the validity of the foregoing provisions of the 2001 Agreement or the Transfer Agreement. FRISCH’S and BIG BOY have continued to abide by the terms of the 2001 Agreement and the Transfer Agreement, and have upheld their respective undertakings thereunder, since January 2001 when the Agreements were executed.

1.8 Pursuant to permission granted to FRISCH’S in the 2001 Agreement and the Transfer Agreement, FRISCH’S has the right to use the BIG BOY Trademark for tartar sauce, pies, and restaurant, drive through, and carry-out services (collectively

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“FRISCH’S Goods and Services”) in certain defined geographic territories, as described in more detail herein below.

1.9 BIG BOY uses the marks set out in Exhibit B for the goods and services set out therein (collectively “BIG BOY Goods and Services”).

1.10 Consistent with the allowances made for the filing of a Concurrent Use Application in Paragraph 1.(b) of the Transfer Agreement referenced hereinabove, FRISCH’S filed a Concurrent Use Trademark Application to register the BIG BOY Trademark for the FRISCH’S Goods and Services, which application has been accorded U.S. Application Serial No. 76/391,539 (the “Concurrent Use Application”), attached as Exhibit C.

1.11 The Concurrent Use Application has resulted in the filing of Concurrent Use Proceeding No. 94002189. After reviewing the facts surrounding the respective uses of the parties, the parties do not believe that there is a present likelihood of confusion caused by the current respective uses and that such uses to date have not resulted in any instances of actual confusion. The parties therefore believe that entry into the present Agreement, and consistent with their past undertakings in the 2001 Agreement and the Transfer Agreement, can minimize or eliminate the possibility of confusion arising in the future. The parties desire to settle and compromise any issues relating to their respective uses in the United States pursuant to the terms of this Agreement.

UNDERTAKING OF THE PARTIES

2.1 The parties therefore agree to the following terms for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

2.2 The Concurrent Use Application contains explicit restrictions as to the geographic territories in which the parties are entitled to use the BIG BOY Trademark, and identifies a list of federal trademark properties, all incorporating the BIG BOY Trademark, subject to the parties’ concurrent use rights (See Exhibit B attached hereto). Specifically, in the 2001 Agreement, FRISCH’S agreed to restrict its use of the BIG BOY Trademark for the FRISCH’S Goods and Services to the territory described as:

Indiana

Kentucky

Ohio, except for the following counties: Cuyahoga, Lorain, Medina, Summit, Portage, Geauga and Lake

Tennessee, except for the following counties: Anderson, Blount, Campbell, Claiborne, Cooke, Cumberland, Fentress, Grainger, Hamblen, Hancock, Jefferson, Knox, Loudon, Monroe, Morgan, Roane, Scott, Sevier and Union (hereinafter the “FRISCH’S Territory”).

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2.3 The Concurrent Use Application specifies that FRISCH’S seeks registration of the BIG BOY Trademark for the FRISCH’S Goods and Services within the FRISCH’S Territory.

2.4 The Concurrent Use Application further specifies that the exception to FRISCH’S exclusive right to use the BIG BOY Trademark is BIG BOY’s ownership rights in the BIG BOY Trademark, which arise anywhere outside of the FRISCH’S Territory (the “BIG BOY Territory”).

2.5 BIG BOY, and its principal Anthony T. Michaels, CEO of Big Boy Restaurants International, LLC, expressly consented to FRISCH’S filing of the Concurrent Use Application by his signature on the Application. (See Exhibit C attached hereto).

2.6 FRISCH’S agrees that it will not use or advertise the BIG BOY Trademark in the BIG BOY Territory for BIG BOY Goods and Services.

2.7 BIG BOY agrees that it will not use or advertise the BIG BOY Trademark in the FRISCH’S Territory for FRISCH’S Goods and Services.

2.8 FRISCH’S agrees to always display the “FRISCH’S” name and mark in close proximity to each display of the BIG BOY Trademark on packaging and in marketing materials and displays, and in signage in the FRISCH’S Territory. Such use of the “FRISCH’S” mark and name goes to preventing the possibility of consumer confusion.

2.9 The parties agree to reasonably cooperate with each other to minimize the possibility of confusion in the future. In the unlikely event that an instance of confusion occurs, the parties will cooperate with each other to address any such instance.

2.10 BIG BOY agrees that neither it, nor anyone acting in concert with it, will contest the use of the BIG BOY Trademark by FRISCH’S that is consistent with the terms of this Agreement, or seek to oppose or cancel any application or registration by FRISCH’S relating to use consistent with the terms of this Agreement of a mark that is comprised of the words BIG BOY or of a mark that consists solely of the words BIG BOY with an associated design, provided that such use, application, or registration is for the FRISCH’S Goods and Services. In particular, BIG BOY will not oppose, and will work cooperatively with FRISCH’S, to enable FRISCH’S to obtain registration of the BIG BOY Trademark for the FRISCH’S Goods and Services pending in the U.S. Patent and Trademark Office in Application Serial No. 76/391,539.

2.11 FRISCH’S agrees that neither it, nor anyone acting in concert with it, will contest the use of the BIG BOY Trademark by BIG BOY, or seek to oppose or cancel

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any application or registration by BIG BOY relating to the BIG BOY Trademark that is comprised of the words BIG BOY or of a mark that consists solely of the words BIG BOY with an associated design, provided that such use, application, or registration is for the BIG BOY Goods and Services and provided that the associated design is not likely to be confused with any pre-existing marks that FRISCH’S may own.

2.12 This Agreement is entered with the purpose of minimizing or precluding any likelihood of confusion in the future.

2.13 BIG BOY agrees to take all reasonable steps to dismiss FRISCH’S from Concurrent Use Proceeding No. 94002189 and to cooperate with FRISCH’S to secure such dismissal.

2.14 The parties agree, without further consideration, to execute, acknowledge and deliver such further documents that may be required to effectuate the intent of this Agreement and the intent of the 2001 Agreement.

2.15 The parties agree that this Agreement does not amend, alter, restrict, modify, change or supersede any provisions of the 2001 Agreements, such as but not limited to Paragraph 1 of the Transfer Agreement, and if any such conflict may arise, the 2001 Agreements shall control.

2.16 The terms of this Agreement shall be binding on and inure to the benefit of the heirs, successors, assigns, employees, officers, attorneys and subsidiaries of the parties.

2.17 This Agreement has been executed by the duly authorized officers of the parties on the dates indicated below and shall be deemed effective as of the last date of execution.

FRISCH’S RESTAURANTS, INC.		BIG BOY RESTAURANTS INTERNATIONAL, LLC

By:	/s/ Donald H. Walker	By:	/s/ Anthony T.Michaels
Name:	Donald H. Walker	Name:	Anthony T. Michaels
Title:	Vice President	Title:	Chief Executive Officer
Date:	November 7, 2007	Date:	October 31, 2007